AmericaTowne Announces Partnership

AmericaTowne Announces Partnership with Three Governments in the Republic of Kenya

Raleigh, NC, May 31, 2018 --(PR.com)-- AmericaTowne, Inc. ("AmericaTowne," or the "Company") announced today that it has partnered with three counties in the Republic of Kenya - Siaya County, Turkana County, and Busia County. Under each respective partnership agreement, the counties have agreed to exclusively purchase from AmericaTowne a variety of vehicles, infrastructure materials, and other equipment. Successful completion of AmericaTowne's obligations under these partnership agreements could result in approximately $107.9 million in revenue for AmericaTowne over the next four years, though there are no guarantees regarding either party's ability to perform under the partnership agreements.

AmericaTowne Chief Executive Officer Alton Perkins stated: "We are pleased to announce AmericaTowne's partnerships with Siaya County, Turkana County, and Busia County. The opportunity to provide these counties with the materials and equipment necessary for infrastructure projects and other governmental activities represents a significant step toward advancing AmericaTowne's overall business plan. Further, we are honored to work with Siaya County, Turkana County, and Busia County, and look forward to developing these mutually beneficial partnerships."

About AmericaTowne, Inc. and ATI Modular Technology Corp.
AmericaTowne is incorporated in the State of Delaware. AmericaTowne's objective is to provide upper and middle-income consumers in China with "Made In The USA" goods and services allowing customers to experience the United States' culture and lifestyle. In addition, AmericaTowne sees opportunities in developing countries, such as Africa, in implementing business solutions considered mainstream in America, but relatively new in these developing countries. AmericaTowne is deploying resources, research and expertise in evaluating these opportunities as part of its overall growth model.

As set forth in prior filings and releases, a merger between AmericaTowne and ATI Modular Technology Corp., is currently being finalized. Though it is not effective yet, AmericaTowne will continue performing its obligations under the partnership agreements, and other agreements, after the merger is deemed effective. ATI Modular will be the surviving company following the merger with AmericaTowne, and will change its name to AmericaTowne Holdings, Inc. AmericaTowne and ATI Modular will continue to operate, but as assumed names of AmericaTowne Holdings. Both entities are publicly reporting, and their respective quarterly and annual reports, and periodic disclosures may be found at www.sec.gov/edgar and also at www.americatowne.com or www.atimodular.com. ATI Modular also has a company-related action pending with the Financial Industry Regulatory Authority.

Forward Looking Statement

This press release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events and similar expressions. Forward-looking statements may be identified by use of words such as "may," "will," "should," "could," "expects," "intends," "plans,"

"anticipates," "believes," "estimates," or "potential" or similar words or phrases which are predictions of or indicate future events or trends. Statements such as those concerning potential acquisition activity, investment objectives, strategies, opportunities, other plans and objectives for future operations or economic performance are based on the Company's current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Any of these statements could prove to be inaccurate and actual events or investments and results of operations could differ materially from those expressed or implied. To the extent that the Company's assumptions differ from actual results, the Company's ability to meet such forward-looking statements may be significantly and negatively impacted. You are cautioned not to place undue reliance on any forward-looking statements and the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact: Alton Perkins, 919-436-1888, ap@americatowne.com

http://www.americatowne.com/
Source: AmericaTowne, Inc.

Contact Information:
AmericaTowne, Inc.
Leisanne Smeadala
248-881-7987
Contact via Email
www.americatowne.com
Alton Perkins
Chief Executive Officer
(888) 406-2713
ap@americatowne.com

Online Version of Press Release:
You can read the online version of this press release at: https://www.pr.com/press-release/755325

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